Exhibit 5
                                                                       ---------

                      Jenkens & Gilchrist Parker Chapin LLP
                                                              AUSTIN, TEXAS
                                                             (512) 499-3800
                           THE CHRYSLER BUILDING            CHICAGO, ILLINOIS
                            405 LEXINGTON AVENUE             (312) 425-3900
                          NEW YORK, NEW YORK 10174            DALLAS, TEXAS
                                                             (214) 855-4500
                               (212) 704-6000                HOUSTON, TEXAS
                          FACSIMILE (212) 704-6288           (713) 951-3300
                                                         LOS ANGELES, CALIFORNIA
                              www.jenkens.com                (310) 820-8800
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.

                                 June 20, 2002


SmartServ Online, Inc.
Metro Center
One Station Place
Stamford, CT 06902

Gentlemen:

          We have acted as counsel to SmartServ Online, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale of an aggregate of 785,714 shares (the "Initial Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), the resale of 1,428,572 shares of Common Stock (the "Callable Warrant Shares") issuable upon exercise of callable warrants (the "Callable Warrants") issued by the Company to Bonanza Master Fund, Ltd. ("Bonanza") and Vertical Ventures Investments LLC ("Vertical"; Bonanza and Vertical are collectively referred to herein as the "Investors"), the resale of 196,428 shares of Common Stock (the "Non-Callable Warrant Shares") issuable upon exercise of non-callable warrants (the "Non-Callable Warrants"; the Callable Warrants and the Non-Callable Warrants are collectively referred to herein as the "Warrants") issued by the Company to the Investors, the resale of 357,144 shares of Common Stock (the "Contingent Non-Callable Warrant Shares") issuable upon the exercise of Non-Callable Warrants that will be issued to the Investors if the Investors exercise the Callable Warrants and 276,786 shares of Common Stock (the "Anti-Dilution Shares"; the Callable Warrant Shares, Non-Callable Warrant Shares, Contingent Non-Callable Warrant Shares and the Anti-Dilution Shares are collectively referred to herein as the "Warrant Shares") issuable upon the triggering of certain anti-dilution provisions contained in the Non-Callable Warrants.

          In connection with the foregoing, we have examined originals or copies, satisfactory to us, of: (i) the Securities Purchase Agreement, dated May, 20, 2002, as amended on June 5, 2002 (the "Purchase Agreement"), (ii) the Callable Warrants, (iii) the Non-Callable Warrants, (iv) the Company's Certificate of Incorporation, as amended, (v) the Company's By-laws, and (vi) resolutions of the Company's board of directors authorizing the Company to enter into, and consummate, the transactions contemplated by the Purchase Agreement, including the issuance of the Warrants. We have also reviewed such other matters of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

          Based upon and subject to the  foregoing,  we are of the opinion  that
(a) the Initial Shares have been validly issued and are fully paid and non-assessable and (b) the Warrant Shares, upon issuance and payment by the Investors to the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated under Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.


                                       Very truly yours,


                                       /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP
                                       JENKENS & GILCHRIST PARKER CHAPIN LLP